Exhibit 10.1
[***] = Certain information that has been excluded from the exhibit because it is both not material and is the type that the registrant treats as private or confidential.
CONTRACT FOR CONSTRUCTION
This CONTRACT FOR CONSTRUCTION (“Agreement”) is entered into by and between ADA Carbon Solutions (Red River), LLC, a Delaware limited liability company (together with its successors and permitted assigns, “COMPANY”), whose address is 8051 E. Maplewood, Suite 210, Greenwood Village, CO 80111 (or is such other address as COMPANY may specify from time to time by written notice to CONTRACTOR) and _The Wieland-Davco Corporation_____ (the “CONTRACTOR”) having offices at _____4162 English Oak Dr Lansing, MI 48911_____, and is effective as of this 19th day of January, 2024. The COMPANY and CONTRACTOR shall be referred as a “Party” and collectively as the “Parties.”
In consideration of the mutual promises contained herein, and for other good and valuable consideration, the Parties agree as follows:
1Contract Documents, Change Orders, and Change Directives.
(a)Contract Documents. The Contract Documents shall consist of this Agreement, any Supplementary Conditions, the Plans and Specifications and any amendments thereto, agreed upon Change Orders, and any Change Directives and/or Field Directives issued by the COMPANY.
(b)Change Orders. COMPANY may at any time and from time to time by notice in writing instruct CONTRACTOR to add to or omit from the Scope of Work. If CONTRACTOR receives any such instruction that would alter the estimated Contract Price in any significant manner, or the Scope of Work, after Schedule of Completion or Delivery Date, CONTRACTOR shall give COMPANY written notice thereof within seven (7) calendar days after the receipt of such instruction, and in any event before proceeding to execute the Work, except in an emergency endangering life or property. COMPANY shall, in its sole discretion, determine whether or not the instruction will be carried out and shall confirm its instructions in writing. A written Change Order shall be signed if both parties agree on the terms of any adjustment to the, Scope of Work, Schedule of Completion, or Delivery Date. If CONTRACTOR does not provide such written notice within the time period set forth in this Section, (i) CONTRACTOR shall supply the Products to be supplied, and perform Services to be performed, in accordance with the instruction, (ii) no change shall be made to the Schedule of Completion, Scope of Work, or Delivery Date except as expressly set forth in such instruction and (iii) such instruction shall be deemed a Change Order without any further requirement that a formal Change Order be issued by COMPANY.
(c)Changes Initiated by Contractor. Within a reasonable timeframe after CONTRACTOR becomes aware of any circumstances which CONTRACTOR has reason to believe may necessitate a Change so as not to cause delay to the Schedule, CONTRACTOR will issue to COMPANY a “Change Order Request.” All Change Order Requests shall include documentation sufficient to enable COMPANY to determine (a) the factors necessitating the possibility of a Change, (b) the impact which the Change is likely to have on the estimated Contract Price, (c) the impact which the Change is likely to have on the timely achievement of Schedule of Work (including the Project Completion Date), and (d) such other information which COMPANY may request in connection with such Change. If CONTRACTOR fails to notify COMPANY of a circumstance necessitating a Change within fourteen (14) calendar days after CONTRACTOR knew about such circumstance, then notwithstanding anything herein to the contrary, CONTRACTOR will be deemed to have waived any right to receive an increase in the estimated Contract Price or Project Completion Date based upon such circumstance, such fourteen (14) calendar day requirement being an essential term of this Agreement. COMPANY shall have no obligation to compensate CONTRACTOR for any change or extra work unless CONTRACTOR obtains COMPANY’s written authorization for the performance of such work prior to the performance of the work. COMPANY may not be obligated to issue a Change Order pursuant to a Change Order Request. Unless otherwise stated by COMPANY in writing, any work outside the Work described in the Contract Documents performed by CONTRACTOR prior to CONTRACTOR having received a Change Order from COMPANY will be considered unauthorized work and will be at CONTRACTOR’s sole risk and expense; provided, however, the foregoing shall not inhibit COMPANY’s right to issue a Change Order reducing the Contract Price if and to the extent that the result of such unauthorized work results in a decrease to CONTRACTOR’s direct costs. COMPANY shall respond to CONTRACTOR for any such Change Order Request within 7 calendar days of receipt. If such Change Order Requests is approved and impacts the critical path of the Project, CONTRACTOR shall be entitled to an extension of the Completion Date by the same number of days COMPANY takes to approve or reject the Change Order in excess of seven (7) calendar days from date of CONTRACTOR’s Change Order Request.
(d)Change Directives. A Change Directive is a written order prepared and signed by the COMPANY directing a change in the Work prior to agreement on adjustment, if any, in the estimated Contract Price, Scope of Work, Schedule of Completion and/or Delivery Date. The COMPANY may by Change Directive, without invalidating this Agreement, order changes in the Work or Products within the general scope of the Agreement and Work Order consisting of additions, deletions or other revisions, and the Schedule of Completion and/or Delivery Date shall be adjusted as provided herein. A Change Directive shall be used in the absence of total agreement on the terms of a Change Order. If the Change Directive provides for an adjustment to the estimated Contract Price, the adjustment shall be based on the Cost plus a Fee basis actually required for such Change Directive consistent with the Rates to be charged to COMPANY. When the COMPANY issues a Change Directive, the CONTRACTOR shall keep and present, in such form as the COMPANY may prescribe, a complete itemized accounting of all costs together with appropriate supporting data.
(e)Conflicts; Order of Precedence. Each Change Order is subject to the terms and conditions of this Agreement. In the event of a conflict between the terms and conditions set forth in this Agreement or Change Order, as applicable, and the terms and conditions of the Agreement, the terms and conditions of the Agreement shall control; provided, however, that if the terms and conditions of a Change Order expressly provide that one or more of its terms and conditions shall apply despite contrary language in the Agreement (“Special Conditions”), then the Special Conditions shall control with respect to that Change Order.
(f)Change Order for Hazardous Substances. CONTRACTOR shall take all measures necessary to prevent the release of any hazardous substances at the Project Site or adjacent areas. CONTRACTOR shall immediately notify COMPANY of any spills, emissions, or other releases of hazardous substances that occur in connection with the performance of the Work. CONTRACTOR shall be responsible for removing from the Project Site and areas adjacent thereto, and for properly disposing of, in a manner acceptable to COMPANY and in compliance with the Contract Documents, all Applicable Laws and Applicable Permits, all hazardous substances generated, released, or accumulated by CONTRACTOR in the course of performing the Work. In the event CONTRACTOR encounters on the Project Site material reasonably believed to be a hazardous substance that existed prior to the date of this Agreement, CONTRACTOR will immediately cease performance of any Work in the area affected and report the condition to COMPANY in writing. CONTRACTOR will not thereafter resume performance of the Work in the affected area except with the prior written permission of COMPANY. If and when CONTRACTOR is instructed to resume performance of the Work, and if and to the extent COMPANY instructs CONTRACTOR (consistent with Applicable Law) to take actions in connection with such hazardous substance in order to allow continued performance of the Work, CONTRACTOR may be entitled to a Change Order in accordance with the provisions herein.
(g)No Change Order for Contemplated Risks. CONTRACTOR shall bear the full risk of all cost and schedule impacts which may result from events and circumstances intended by COMPANY and

CONTRACTOR to be within CONTRACTOR’s scope of responsibility and control with respect to this Agreement and the Work. Nothing herein shall prevent CONTRACTOR from submitting a request for a change order if delays in delivery by COMPANY of design packages, including incomplete design packages causing delays in material procurement. CONTRACTOR shall not make a request for a change order as a result of any act or omission by CONTRACTOR or any of its lower-tier suppliers, subcontractors, or materialmen, including without limitation the negligent or faulty performance of the Work. Without limiting the foregoing, the total Contract Price, to be calculated on a “Cost plus a fee” basis, as delineated in Section 4, below, is intended to compensate CONTRACTOR fully, and no Change Order shall be proposed by COMPANY or CONTRACTOR for the following possible events: (a) Acceleration or delay in the availability of, or procurement of, materials or equipment which are furnished by CONTRACTOR and are to be incorporated in the Work, unless COMPANY interferes with same (b) Acceleration or delay in the performance by CONTRACTOR of design or engineering Work within CONTRACTOR’S control, unless caused by COMPANY’s failure to timely approve designs or drawings, or by a change by COMPANY in the Work performance or design criteria; (c) Increases or decreases in the cost of any labor, materials, transportation, freight, permits or any other items of cost contemplated in CONTRACTOR’s ATTACHMENT B, unless COMPANY interferes in the Work resulting in increased costs; or (d) Schedule changes not resulting from an excusable delay per the Change Order provisions of this Agreement and the Contract Documents, provided that for the circumstances listed in (a) through (d) above, CONTRACTOR shall bear the responsibility in proving the occurrence of such circumstance(s) and any actual costs or delay resulting therefrom. Neither CONTRACTOR nor its lower-tier suppliers or subcontractors are subject to any agreements or have any obligations that would prohibit it, or them, from engaging in any part of the Work or that might in any way impair its or their ability to use its or their best efforts to perform the Work or carry out the terms of this Agreement. CONTRACTOR agrees to defend, indemnify, and hold harmless the COMPANY Indemnified Parties herein, from all losses, costs, expenses, or damages arising out of any such agreement or obligation.
2.Scope of Work.
(a)CONTRACTOR shall furnish all labor, materials, equipment and services delineated in, referenced in and/or reasonably inferable from, the Scope of Work attached hereto as ATTACHMENT A, as well as any changes or amendments to such Scope of Work as may be provided in any Change Order or Change Directive (the “Work”). It is the intent of the Contract Documents to deliver a functionally complete Project to be constructed in accordance with this Agreement. The Work includes labor, materials, and equipment that may reasonably be inferred from the Contract Documents (including CONTRACTOR clarifications and qualifications that is attached hereto as ATTACHMENT B) or from prevailing custom or trade usage as being required to produce the intended result and CONTRACTOR shall furnish and perform such Work whether or not specifically called for. When words or phrases which have a well-known technical or construction industry or trade meaning are used to describe Work, materials or equipment such words or phrases shall be interpreted in accordance with that meaning. Captions and titles in this Agreement are for convenience only and are not to be used as an interpretation of any provisions.
(b)CONTRACTOR shall direct and/or perform all Work in strict accordance with the Agreement, and any Change Orders or Change Directives thereto. All products supplied shall be new and unused and shall be designed and manufactured in accordance with the description and specification of such products contained in the applicable Contract Documents. Where no standard or code of practice is specified, the Product shall comply with generally accepted best standards of quality in the industry concerned or COMPANY’s requirements, whichever is more stringent. CONTRACTOR shall perform all Services to be performed for or on behalf of COMPANY to the reasonable satisfaction of COMPANY and otherwise in strict accordance with the applicable Contract Documents. Work to be performed by CONTRACTOR include Services specifically set forth in the Contract Documents related thereto and all other Work and/or services incidental thereto, including Work and services reasonably necessary for the Work to meet the purposes specified in such Contract Documents. CONTRACTOR shall provide at its own cost, all equipment, materials and labor necessary to supply the Products to be supplied, and to perform Services to be performed, by CONTRACTOR. CONTRACTOR represents and warrants that it has thoroughly familiarized itself with all requirements of the Contract Documents regarding the Work and has the requisite qualifications to perform and direct, or cause to be performed as part of CONTRACTOR’s responsibility to complete the Work, all aspects of the Work in accordance with the Contract Documents, applicable law, professional standards, and industry practices.
(c)CONTRACTOR hereby acknowledges that it has or shall, prior to the start of the Work, make a thorough inspection of the Project site and surroundings in order to be completely familiar with all observable conditions relative to the Work. By proceeding with its work, CONTRACTOR acknowledges and agrees that (a) it has assessed all observable site conditions at and around the work site that could affect CONTRACTOR’S performance of the Work thereupon, including natural, man-made, and subsurface conditions that are made known or should have been known to CONTRACTOR; (b) it has satisfied itself that the work site is sufficient and acceptable for CONTRACTOR to perform its Work for the remuneration specified in the Contract Documents, within the required times set forth in the Contract Documents, or otherwise requested by COMPANY, and in accordance with all requirements of this Agreement, including applicable laws; and (c) it can coordinate its work with the other work which may be performed at the work site by COMPANY and other by other contractors and (d) it has commenced or will commence the Work based on its own examination, investigation and evaluation and not in reliance of any oral opinions or representations of COMPANY and/or any third party.
(d)CONTRACTOR shall independently verify and be responsible for all observable field conditions at the Project site and how the same or the Work may affect one another, without limitation, all measurements, dimensions, elevations and grades involved in the performance of the Work. CONTRACTOR shall independently locate and verify all, benchmarks, reference lines and other measurements of existing conditions prior to fabrication of materials or equipment or installation at the Project site. CONTRACTOR shall cooperate with COMPANY and its independent engineers and design professionals, and other contractors whose work might interfere with its Work, and shall participate in the preparation of coordinated drawings in areas of congestion as required, specifically noting and advising COMPANY of any such interference. CONTRACTOR shall further inspect any preceding work performed by any other Contractor or COMPANY, and notify COMPANY in writing of any reasonably discoverable defects or conditions which render it unsuitable prior to CONTRACTOR proceeding with its Work, and failure to so notify COMPANY prior to proceeding shall constitute a waiver of all claims by CONTRACTOR with respect to any such defects or conditions.
(e)CONTRACTOR, as a Cost plus Fee, shall furnish and deliver all materials, tools, equipment, labor, supervision and services of every sort necessary to execute the agreed upon Scope of Work per design documents, including items necessary or usual in the work of this kind to make a fully functional, complete and workmanlike project in every respect to the satisfaction of COMPANY.
(f)CONTRACTOR hereby acknowledges that the Plans and Specifications are not 100% complete as of the date of entering into this Agreement and further acknowledges and agrees that the proposal submitted by CONTRACTOR, as well as the Contract Price, takes into account per CONTRACTOR’s Attachment B such incompleteness and anticipated additions, deletions and/or revisions in the Plans and Specifications and other Contract Documents.
(g)CONTRACTOR represents and warrants that it has visited the Project Site, made a careful examination of the Project Site, has reviewed and become familiar with the location and nature of the proposed Work, has reviewed and accepted (unless specifically noted in the qualifications and clarification document) all design, engineering, and other information provided to CONTRACTOR, and has reviewed and analyzed all other known matters that may affect the performance of the Work or the cost and time of completion of the Work. CONTRACTOR further represents and warrants that it has correlated this information and observations with the requirements of the Contract Documents.
(h)“Final Acceptance” shall require the formal written acceptance of the completed Work by COMPANY, after delivery, installation and successful completion of all field inspections and testing and completion of all Work in compliance with the Contract Documents, including, without limitation, the delivery of all required documentation to COMPANY and a final invoice and all required lien waivers. COMPANY is not required to provide Final Acceptance of the Work until all Work, including any punchlist items, is completed to COMPANY’s reasonable satisfaction. COMPANY shall respond to CONTRACTOR’s notice of the completed Work within 15 days though such response shall not be deemed Final Acceptance. Such response shall be deemed Final Acceptance by COMPANY unless COMPANY gives written reasons within the 15 day period.
3.Delivery; Schedule of Completion; Excusable Delays.
(a)Delivery. CONTRACTOR shall deliver any and all materials F.O.B. point of delivery, freight prepaid, on the Delivery Dates specified in the Contract Documents, if applicable. CONTRACTOR shall make, or cause to be made, all deliveries of products as specified in the Contract Documents applicable thereto, and where such specifications and schedule are not set forth in the Contract Documents, then when and as specified by COMPANY, if applicable. Immediately upon shipment, CONTRACTOR shall provide shipping confirmation to the COMPANY, advising COMPANY of complete shipping and routing information. CONTRACTOR shall notify COMPANY immediately in writing if it knows or believes that a specified Delivery Date will not, or is unlikely to, be met.
(b)Schedule of Completion; Delay. Time is of the essence for the Work. CONTRACTOR shall begin and achieve Mechanical Completion (as defined in ATTACHMENT A) of all Work within the duration that will be established in a mutually agreed upon schedule, not to exceed [***] as generally outlined in schedule, ATTACHMENT C. (the “Completion Date”). If a delay by CONTRACTOR in performance of Services to be performed, or supply of Products to be supplied, is caused by: (a) a Force Majeure event, or (b) an act or omission of COMPANY (other than halt, suspension, or stoppage by COMPANY for justifiable Contractor error, safety or environmental issues or violations) or, (c) any weather events (creating a hazardous condition that both parties agree on and that results in the loss of at least one full working day of work, or an agreed to morning rain out), (collectively referenced as an “Excusable Delay”), then Schedule of Completion or Delivery Date, as applicable, shall, if such Excusable Delay impacts the critical path of the Project, be extended by that period of Excusable Delay; provided, however, no extension shall be granted unless CONTRACTOR shall notify COMPANY of the occurrence of the event CONTRACTOR reasonably believes to be an Excusable Delay no later than seven (7) calendar days after the occurrence of such event. Any extension shall only be granted by a Change Order. By failing to notify COMPANY of an Excusable Delay, CONTRACTOR shall waive any claim of CONTRACTOR with respect to the impact of such Excusable Delay, including any claim for an extension.
(c)No Damage for Delays. CONTRACTOR expressly agrees and acknowledges that its sole remedy for any delays referenced in Section (b), above, shall, if such Excusable Delay impacts the critical path of the Project, be an extension of time, plus all actual documented CONTRACTOR and subcontractor costs reasonably agreed to by the parties and CONTRACTOR fees (outlined in Section 4) to COMPANY, CONTRACTOR and COMPANY expressly waive any and all claims for damages for lost productivity, labor inefficiencies, acceleration of the Schedule of Completion , any lost profits, consequential damages and any other alleged impact damages not otherwise expressly part of the Contract Price (excluding any liquidated damages).

(d)Liquidated Damages for Delay in Mechanical Completion. The parties hereby agree that it is virtually certain that COMPANY would be damaged if the Work is completed late, and CONTRACTOR and COMPANY understand and agree that any delays in completion of the Work will result in damages to COMPANY which are very difficult to assess and estimate. The parties hereby acknowledge and agree that the amounts fixed as Liquidated Damages are reasonable, and that the amounts of these Liquidated Damages have been agreed upon and fixed hereunder because of the difficulty of ascertaining the exact amount of damages and costs that will actually be incurred by COMPANY. Such amounts are a reasonable estimate of COMPANY’s probable loss or costs (and are not a penalty) and shall be applicable regardless of the actual costs or damages incurred by COMPANY. Therefore, as compensation for such damages to COMPANY, and not as penalty, Liquidated Damages will be assessed as noted herein. Liquidated Damages included in this Article shall be COMPANY’s sole and exclusive remedy for delays to the Completion Date. Should CONTRACTOR fail to achieve Mechanical Completion within the Contract Time, through no fault of the COMPANY, CONTRACTOR shall pay to COMPANY, as liquidated damages, the amount of [***] for each and every calendar day beyond the Contract Time that the CONTRACTOR continues to fail to achieve Mechanical Completion. If the CONTRACTOR has still not achieved Mechanical Completion of the Project more than [***] calendar days after the Contract Time has elapsed, the CONTRACTOR shall pay to the COMPANY, as liquidated damages, the amount of [***] per day for each and every calendar day the CONTRACTOR continues to fail to achieve Mechanical Completion after [***] calendar days. Liquidated damages, in the aggregate, shall not exceed [***]. For achieving Mechanical Completion prior to the Completion Date, CONTRACTOR will receive a completion bonus of [***] for every seven (7) calendar days prior to the Completion Date, that CONTRACTOR achieves Mechanical Completion, not to exceed [***].
(i) COMPANY may deduct such Liquidated Damages from monies due or which may become due to CONTRACTOR. Liquidated Damages may be deducted first from the remaining Contract Price balance, but CONTRACTOR (and its surety, if any) remains responsible for all such damages. If the remaining Contract Price balance is insufficient to satisfy the amount of Liquidated Damages, then CONTRACTOR will promptly pay COMPANY the remaining amount upon receipt of an invoice for the same. The payment or deduction of such Liquidated Damages shall not relieve CONTRACTOR from its obligation to complete and deliver the Work or from any other of its obligations and liabilities under this Agreement. The COMPANY will continue to pay the Rates, except the Contractor Fee, as established in Attachment B during the Liquidated damages period minus the liquidated damages amount established in the previous section.
4.Contract Price; Payment Schedule; Performance Security; Taxes
(a)Contract Price; Definitions.
(i) The term “Contract Price” shall mean and refer to the total compensation to be paid to CONTRACTOR for the completion of the Work in strict accordance with the Contract Documents.
(ii) The term “CONTRACTOR’S Fee” shall mean and refer to the compensation CONTRACTOR is entitled to receive in addition to the direct costs incurred by CONTRACTOR in completion of the Work. The CONTRACTOR’S Fee is intended to fully compensate CONTRACTOR for items such as overhead, profit and overall administration of the project. The Contract Price shall solely be comprised of CONTRACTOR’s direct costs to complete the work, together with the CONTRACTOR’S Fee. In no instance will the CONTRACTOR’S Fee be greater than [***] of its direct costs to complete the Work.
(iii) “Time and Materials” shall mean and refer to the method by which CONTRACTOR’S laborers and CONTRACTOR’S Subcontractors shall submit their invoices for work to

CONTRACTOR. CONTRACTOR’S Subcontractors shall submit their applications for payment broken down into components for labor and materials, and CONTRACTOR’S own laborers shall also be invoiced, at the rates listed in ATTACHMENT B.
(iv) CONTRACTOR’s “Cost” shall mean all direct costs incurred by Contractor in labor and materials from its subcontractors, labor costs for its own employees and labor force, materials to be consumed in the Project furnished by suppliers, equipment rental costs, insurance and bond premiums, and any other direct costs incurred by Contractor in the construction of the Project. CONTRACTOR’S Fee shall be added to CONTRACTOR’S Costs of the Work and billed monthly to COMPANY.
(b)Contract Price. In consideration of the performance of the Work in strict accordance with the Contract Documents, COMPANY shall pay CONTRACTOR the Contract Price to be computed on a “Cost plus a Fee” basis to be billed to COMPANY based on (a) the time incurred by CONTRACTOR’S labor force; and (b) the pay applications submitted by CONTRACTOR’S Subcontractors, monthly, pursuant to the rates, equipment rates, material prices and/or wage rates included in ATTACHMENT B. If there is not a rate for equipment, material, wage, or labor in ATTACHMENT B for Work anticipated by CONTRACTOR, then CONTRACTOR shall submit a Change Order Request in advance to provide for such Rate prior to any such Work being performed. These rates shall apply to any additive or deductive Work by change order and are effective only after both parties to this Agreement sign a formal change order for such additive or deductive Work.
(ii) Moreover, CONTRACTOR shall include on each monthly invoice to COMPANY its markup [***], which shall constitute CONTRACTOR’S Fee. An example is shown on the “Sample Billing” included in ATTACHMENT B.
(iii) Moreover, CONTRACTOR shall include on each monthly invoice to COMPANY its markup of ([***]) for GENERAL LIABILITY insurance. An example is shown on the “Sample Billing” included in ATTACHMENT B.

(iv) Moreover, CONTRACTOR shall include on each monthly invoice to COMPANY its markup of ([***]) for BOND rate as outlined in ATTACHMENT B.

(c)Prior to the execution of this Contract, CONTRACTOR shall provide COMPANY with a good faith “estimated” price to complete the Project and Clarification/Qualification based on the information available to CONTRACTOR and based on COMPANY's project Scope of Work, and said estimated price and Clarification/Qualification shall also be included in ATTACHMENT B. [***] COMPANY shall pay to CONTRACTOR the amounts due for the Work performed by CONTRACTOR and its subcontractors based on the Rates (and such other fees and costs set out above for the labor and materials used in the Work), and such payment shall be in full payment and satisfaction for the Work and the performance by CONTRACTOR of its obligations under the Contract Documents in accordance with the Payment Schedule provisions herein. COMPANY shall be entitled at all times to set‑off any amount CONTRACTOR owes to COMPANY for any reason, whether or not related to this Agreement or any other agreements between CONTRACTOR and COMPANY, against any amount otherwise due to CONTRACTOR by COMPANY. COMPANY may decline to pay an invoice, in part, and may apply retainage, to the extent COMPANY reasonably decides it is necessary to protect it from loss due to CONTRACTOR’s breach, defective Work, third-party claims, CONTRACTOR’s failure to pay subcontractors or suppliers, damage to the COMPANY resulting from the CONTRACTOR’s Work, delay in the Work, or unsubstantiated or unsupported amounts billed by CONTRACTOR.
(d)Payment Schedule. The Payment Schedule shall include the estimated price to complete the Project, including any applicable retainage payments. Payments for the Work computed on a Cost plus a Fee basis shall be due 30 days after receipt of a proper and correct invoice by CONTRACTOR. COMPANY may, at its option, retain [***] from the amount due CONTRACTOR for each pay application submitted. Provided CONTRACTOR certifies under oath that any subcontractor’s work is fully complete, COMPANY will disburse to CONTRACTOR the amount of retainage withheld relating to such subcontractor’s scope within forty-five (45) days of such certification, and provided COMPANY verifies same. Otherwise, retainage withheld by COMPANY shall be due forty-five (45) days after final completion of the Work.
(e)CONTRACTOR shall submit a separate invoice for each payment, and payment shall be due within thirty (30) days, provided the invoice is proper as to form and substance. Each invoice for payment must include partial unconditional waivers and releases of liens from CONTRACTOR covering previous payments received and partial conditional waivers and release of liens and each of its Subcontractors having contracts with CONTRACTOR in forms required by the COMPANY. Upon receipt of any invoice for payment from CONTRACTOR, should COMPANY fail to give written notice of any objection to all or any portion of the invoice, including required supporting documents, within thirty (30) days of receipt of the invoice, then COMPANY shall be deemed to have accepted the invoice as submitted and pay the CONTRACTOR as provided for herein. Prior to final payment CONTRACTOR shall furnish on forms provided by or acceptable to the COMPANY, a good and sufficient conditional release and waiver of lien from itself and every subcontractor, materialman, laborer and other person furnishing services, labor or materials in connection with the Work.
(f)Payment and Performance Bonds. CONTRACTOR shall furnish payment and performance bonds for 100% of the estimated price of the Work. The payment bond furnished by CONTRACTOR shall be sufficient to afford COMPANY the protections afforded by La. R.S. 9:4802(C) and La. R.S. 9:4812. Payment bond will be furnished prior to the Work commencing; however, the Performance bond will be furnished once additional support documentation is provided per the request/requirements of the surety company within 30 days of receipt of additional support.
(g)Taxes. CONTRACTOR represents that its proposed pricing and the Contract Price shall include all federal, state, local or other sales, use, or value added taxes required to be paid with respect to Products to be supplied and Services to be performed, provided however, that to the extent any portion of the Work is exempt from federal, state or local taxes, and upon presentation of such evidence by COMPANY to CONTRACTOR prior to the beginning of the Work, CONTRACTOR shall issue a credit to COMPANY for the amount of any taxes included in the Contract Price. CONTRACTOR shall pay the contributions measured by wages of its employees and the employees of its subcontractors required by Federal Unemployment Tax Act, Federal Insurance Contribution Act, any other Federal and State Laws, and shall accept exclusive liability for said contributions. CONTRACTOR shall defend, indemnify and save harmless COMPANY on account of any such contributions against COMPANY under authority of any governmental body.
(h)Acceleration. COMPANY may require CONTRACTOR to accelerate the Project Schedule. In the event of any such acceleration order by COMPANY for delays or other reasons not caused by CONTRACTOR and/or its subcontractors, COMPANY shall provide for a reasonable adjustment of the estimated Contract Price for such acceleration impacts and shall pay CONTRACTOR based on the rates provided herein for any supplemental labor or hours. For the avoidance of doubt, if there is any acceleration order by COMPANY or CONTRACTOR, for delays caused by CONTRACTOR and/or its subcontractors, COMPANY does not have to adjust the Contract Price or pay for supplemental labor or hours.
5.Subcontracting and Assignment.
(a)Subcontracting. CONTRACTOR shall not subcontract any part of the Work without COMPANY’s express prior written consent, which shall not be unreasonably withheld. No subcontracting will relieve CONTRACTOR of any of its obligations under the Contract Documents. CONTRACTOR assumes full responsibility for the acts or omissions related to the Scope of Work covered in this agreement of all subcontractors, and shall defend, indemnify and save harmless COMPANY from all claims, losses, damages, demands, suits, payments, costs and expenses, of any nature or description whatsoever, arising from or related to the subcontracts including all subcontractor claims relating to extra work, changes in the work, delay, or Contractor’s failure to pay any subcontractor. CONTRACTOR shall secure from each of its approved subcontractors a written agreement to be bound by substantially similar terms to those of the Contract Documents. To the extent COMPANY approves the use of any subcontractor by CONTRACTOR, CONTRACTOR shall ensure that each and every such subcontractor and lower tier subcontractor is bound to CONTRACTOR in the same manner and to the same extent as CONTRACTOR is bound to COMPANY with respect to each such subcontractor’s scope of work. CONTRACTOR shall further ensure that the Mechanical, Electrical and Plumbing subcontractors are each fully insured with umbrella coverage for amounts not less than $5 Million, and that such subcontractors maintain coverages with respect to general liability insurance coverage, errors and omissions coverage to the extent of any design responsibilities, and automobile insurance coverage, and further that each such subcontractor maintains workers' compensation policies pursuant to applicable statutes. In addition, CONTRACTOR shall ensure that all subcontractors and lower tier subcontractors of all levels shall maintain liability insurance policies of not less than $1 Million (and umbrella coverage for amounts not less than $1 Million), maintain errors and omissions coverage to the extent of any design responsibilities, maintain workers compensation policies pursuant to applicable statute, and fully comply with any and all written policies of COMPANY, including, but not limited to, all health and safety policies, as well as COMPANY’S contractor management program. Any failure of CONTRACTOR to comply with the terms of this paragraph shall constitute an automatic material breach of this Agreement.
(b)Assignment. The rights, duties and obligations of both COMPANY or CONTRACTOR under the Agreement may not be assigned or delegated, in whole or in part, by operation of law, or otherwise, including by merger or acquisition, without the prior express written consent of the opposing COMPANY or CONTRACTOR.
6.Inspecting; Correction of Work; Auditing Rights.
(a)Access. Until two (2) years after termination or expiration of the Agreement, COMPANY and its representatives shall at all reasonable times and upon reasonable notice (not be less than 7 business days) have access to CONTRACTOR’s books and records related to the performance of Work performed or to be performed by CONTRACTOR for or on behalf of COMPANY.
(b)Payment Use Verification. COMPANY shall have the right at all times to contact CONTRACTOR’s subcontractors and sub-suppliers to verify that such persons are being paid currently by CONTRACTOR for labor, materials, or equipment on this Project. When requested by COMPANY, CONTRACTOR shall furnish copies of directly lower-tier subcontracts and purchase orders in effect, with pricing terms and confidential information removed.
(c)Inspection of Work; Right to Stop Services; Other Remedies; Costs.
(i) COMPANY and its representatives shall at all reasonable times have access to the Work in preparation or in progress for purposes of inspection and the right to be present at all tests and inspections at any stage of completion of the Work. No portion of the Work shall be enclosed or covered until inspected by COMPANY. If covered prior to inspection, at the request of COMPANY, it shall be uncovered at CONTRACTOR’s expense. COMPANY may order inspection of questioned Work at any time, and if so ordered, CONTRACTOR must uncover that work. If that Work is in strict accordance with the Contract Documents, COMPANY shall pay the cost of uncovering and re-covering. If that Work is not in strict accordance with the Contract Documents, then CONTRACTOR shall remedy such nonconforming Work at CONTRACTOR’s expense.

(ii) If COMPANY reasonably determines that CONTRACTOR has failed to perform any of its obligations in accordance with the Contract Documents or has failed to correct Work that is not in accordance with the requirements of the Contract Documents, regardless of whether the same gives rise to a COMPANY right to terminate the Agreement for cause, COMPANY may issue a written order to the CONTRACTOR to stop the Work, or any portion thereof, until the cause for such order is eliminated; however, the right of the COMPANY to stop the Work shall not give rise to a duty on the part of the COMPANY to exercise this right for the benefit of the CONTRACTOR or any other person or entity. If the CONTRACTOR defaults or neglects to carry out the Work in strict accordance with the Contract Documents, and fails within a 48-hour period after receipt of written notice from the COMPANY to provide a plan to commence and continue correction of such defaults or neglect with diligence and promptness, the COMPANY may, without prejudice to any other remedy the COMPANY may have, step in and perform, effectuate, discharge, correct or remedy such defects, obligations or failures, or if appropriate, may complete all or any part of the remaining Work, and may deduct the reasonable cost thereof, including the fees and costs incurred by the COMPANY made appropriate thereby, from the payment then or thereafter due to the CONTRACTOR. The COMPANY may perform such work by or through other contractors by whatever method or means as COMPANY in its sole discretion may deem expeditious. The amounts that the COMPANY may recover from CONTRACTOR include all fees and costs arising from or relating to any and all claims, losses, damages, demands, suits, payments, costs and expenses, of any nature or description whatsoever incurred by COMPANY as a result of the CONTRACTOR’s failure to perform any of its obligations in accordance with the Contract Documents. In connection with any actions taken by COMPANY pursuant to this Section, COMPANY may exclude CONTRACTOR from all or part of the Project Site, take possession of all or part of the Work, and suspend CONTRACTOR’s Services related thereto, and incorporate in the Work all Products stored at the Project Site or for which COMPANY has paid CONTRACTOR but that are stored elsewhere.
7.Permits, Codes and Regulations. CONTRACTOR shall, on a “Cost plus fee” basis, be responsible for obtaining and complying with all permits, licenses, statutorily required bonds and approvals necessary for the Work. CONTRACTOR shall at all times be solely responsible for complying with all applicable laws, ordinances, codes, and regulations in connection with the Work, as well as any and all policies and procedures of the COMPANY (including, but not limited to, those set forth in COMPANY’S Contractor Management Program. CONTRACTOR shall defend, indemnify and save harmless COMPANY from and against all liability for any violation of any such laws by the CONTRACTOR or its agents, employees or subcontractors. CONTRACTOR shall furnish to COMPANY copies of all such permits, licenses, statutorily required bonds and approvals issued by any governmental entity or agency.
8.Documentation. CONTRACTOR shall furnish reproducible copies of all Contract Documents, as-built drawings (or final redlined drawings), information, calculations, parts lists, and manuals prepared or used by CONTRACTOR in connection with the Work (such documents are collectively referenced as the “Documentation”). CONTRACTOR shall be solely responsible or liable for the accuracy or completeness of any Documentation, including as-built drawings (or final redlined drawings), for any defect, deficiency, error or omission therein or thereof; All Documentation prepared by CONTRACTOR shall be the sole property of COMPANY as part of Project closeout. CONTRACTOR shall deliver such redlined drawings to COMPANY monthly, or at the request of COMPANY.
9.Liens. CONTRACTOR shall keep COMPANY’s property free and clear of all claims and encumbrances arising from performance of the Work by CONTRACTOR, any of its subcontractors, or any person providing services, labor, goods or materials to CONTRACTOR or any of its subcontractors. To the extent of payments received by CONTRACTOR, CONTRACTOR shall defend, indemnify and save harmless COMPANY from all liens, claims, demands, cause of action, or suits of any nature arising out of the Work, labor and materials furnished by CONTRACTOR or CONTRACTOR’s subcontractors or materialmen on the

Project. In the event that any claim or lien is asserted against the property of COMPANY, COMPANY may take such steps as may be necessary to settle and remove same and withhold any costs of doing so from any payment otherwise due CONTRACTOR. CONTRACTOR shall be liable for any and all damages sustained by reason of CONTRACTOR’s failure to keep COMPANY’s property free and clear of liens.
10.Site Safety and Security.
(a)CONTRACTOR shall take all necessary precautions and be solely responsible for project safety, property damage, injury, or loss with respect to scope of work covered by this agreement: all persons at the Project Site and all other persons who may be affected thereby; the Work and all materials and equipment incorporated therein and other property at the Project Site or adjacent thereto. CONTRACTOR shall comply with, and cause all others performing any portion of the Work to comply with, all applicable laws, including those contained in or issued pursuant to the Occupational Safety and Health Act of 1970, as amended, and with all site safety rules and regulations applicable to the performance of the Work at the Project Site, including COMPANY’s written rules and regulations concerning or applicable to the CONTRACTOR or the Work at COMPANY’s facilities as applicable, and with all requirements set forth in COMPANY’S contractor qualification and management system (currently facilitated by BROWZ LLC). CONTRACTOR shall take necessary safety precautions with respect to performance of the Work off-site, in the facilities of CONTRACTOR and CONTRACTOR’S lower-tier sub-suppliers and subcontractors and shall ensure compliance by such subcontractors and sub-suppliers with all applicable safety related Laws, ordinances, rules, Regulations, and orders of public authorities for the safety of persons or property. CONTRACTOR shall be required to provide adequate training for all employees and subcontractor employees (or lower tier subcontractors employees) entering upon the site with respect to OSHA, NIOSH and/or other federal safety requirements, as well as COMPANY’s safety program requirements. Such safety training must take place prior to any employee or subcontractor employee (or lower tier subcontractor’s employees) entering upon the Project site. COMPANY, in its sole discretion, may require CONTRACTOR to remove any of its employees or subcontractors’ employees (or lower tier subcontractor’s employees) from the Project Site in the event COMPANY believes such employees or subcontractor employees (or lower tier subcontractors’ employees) have caused or are causing an unsafe work environment.
(b)Upon notice of non-compliance with any of the site safety requirements, CONTRACTOR shall immediately cease the Work in the affected area and shall bear all costs until the unsafe conditions are corrected except to the extent caused by the negligence of the COMPANY. CONTRACTOR shall not be entitled to an extension of time, additional compensation, or damages by reason of or in connection with such cessation of the Work. CONTRACTOR acknowledges that COMPANY has a zero tolerance policy for safety incidents, and that COMPANY may immediately terminate CONTRACTOR for any breach of its obligations to maintain a safe working environment, in its sole discretion, and that CONTRACTOR shall be liable to COMPANY for any damages sustained by COMPANY by reasonable virtue of such termination.
(c)CONTRACTOR shall comply with COMPANY’s written rules and regulations regarding conduct of the Work at COMPANY’s facilities as applicable. CONTRACTOR shall comply with COMPANY’s regulations in effect at any time governing the admittance of employees of the CONTRACTOR and subcontractors of any tier to the Project Site and their identification while there. CONTRACTOR’s and its subcontractors’ personnel shall have suitable and approved identification to be worn in plain view while on the Project Site. All persons entering or leaving the Project Site are subject to a search of their effects, their vehicles, and themselves in accordance with COMPANY’s security rules and regulations. CONTRACTOR shall advise its personnel of COMPANY’s security regulations and its right of search and upon request by COMPANY shall obtain from its personnel informed consents to such searches or not permit employees refusing to give such consent to enter Company’s Site

(d)CONTRACTOR shall report promptly to COMPANY any accident or unusual occurrence during performance of the Work at the Project Site, including personal injury or death to any employee or any member of the public, or any damage to any of COMPANY’s property, the Project Site or adjacent property. CONTRACTOR shall provide COMPANY notice of personal injury or death to any person immediately. CONTRACTOR shall submit a copy of all accident reports to COMPANY within twenty-four hours after an accident.
11.Environmental Requirements; Hazardous Substances.
(a)COMPANY shall provide information regarding Hazardous Substances, known or suspected, to be within 40-feet of the Project Site, without request and prior to the commencement of bidding or work. CONTRACTOR is not responsible for remediation of unknown existing hazardous substances that are incurred by the CONTRACTOR or its Subcontractors. All such cost will be the responsibility of the COMPANY.
(b)Upon learning of any material in any physical form that may pose a present or potential threat to human health and safety or the environment (“Hazardous Substances”) at or near the Project Site, CONTRACTOR shall inform its employees, agents, consultants and subcontractors, and all other parties who may come into contact with Hazardous Substances, of the nature of such materials and the health or environmental risks associated therewith. Hazardous Substances include, but are not limited to, all materials defined in any statute as hazardous substances or hazardous wastes and asbestos-containing materials in any form, polychlorinated biphenyls (PCBs), and oil or other petroleum by-products.
(c)CONTRACTOR shall take reasonable precautions to prevent or contain the release, movement, spread or disturbance of any Hazardous Substances and to protect persons and property. CONTRACTOR shall not bring any Hazardous Substances to the Project Site, unless specified in or permitted by a Work Order, without prior notice to and permission from COMPANY. If the use of a Hazardous Substance is specified or permitted by the COMPANY, CONTRACTOR shall provide, before or with each such transfer, a Material Safety Data Sheet and container labels that include current, accurate and complete information relating to product hazards and precautions for safe use. In the event that CONTRACTOR or others performing any portion of the Work encounter in the soil, air or water at the Project Site, or knows of, materials reasonably believed to be or contain Hazardous Substances (an “Environmental Condition”), CONTRACTOR shall immediately take all steps, required by applicable laws or otherwise reasonable and appropriate, to (1) secure or otherwise isolate such Environmental Condition, (2) immediately stop Work in the area affected to the extent necessary to safeguard human health and the environment and not take any action that may disrupt, release or exacerbate any such Environmental Condition, and (3) immediately provide notice of the condition to the COMPANY. If CONTRACTOR, its subcontractors or anyone for whom CONTRACTOR is responsible causes, exacerbates or is responsible for the presence, release, or spill of a Hazardous Substance in, at, under, or from the Project Site or relating to the Work, the CONTRACTOR shall perform any investigation, excavation, removal, response action, remediation, or other work with respect to such Hazardous Substances (i) in accordance with applicable law and (ii) to the satisfaction of COMPANY. COMPANY may elect to engage a third party to address any Hazardous Substance and, in that case, the CONTRACTOR shall cooperate with and assist COMPANY in making the Project Site available for the taking any actions that COMPANY deems necessary. Costs, fines, penalties, and damages arising as a result of a condition related to any Hazardous Substances exacerbated (only to the extent incurred as a result of or relating to such exacerbation) or caused by CONTRACTOR or anyone for whom CONTRACTOR is responsible are the sole responsibility of CONTRACTOR.
12.Supervision and Superintendence. CONTRACTOR shall supervise and direct the Work competently and efficiently, devoting such attention thereto and applying such skill and expertise as may be necessary to perform the Work in strict accordance with the Contract Documents. CONTRACTOR shall be responsible for the conduct of all persons under its supervision, including any subcontractor and/or its employees (and lower tier subcontractors and their employees). CONTRACTOR shall keep at the Project Site during the progress of the construction aspects of the Work a competent project superintendent (the “Project Superintendent”). The Project Superintendent shall be solely dedicated to the performance of the Work, and shall be present at the Project Site at all times when the Work is being performed. The Project Superintendent shall be CONTRACTOR’s representative at the Project Site; shall have authority to act on behalf of and bind CONTRACTOR with respect to day-to-day decisions in the ordinary course of business; shall be responsible for timely furnishing information reasonably requested by COMPANY; and shall have the authority to agree upon procedures for coordinating CONTRACTOR’s efforts with those of COMPANY, and CONTRACTOR shall not reassign or replace the Project Superintendent without 14 calendar days advanced written notice to COMPANY and COMPANY’s approval of replacement Project Superintendent (such approval not to be unreasonably withheld). If COMPANY does not respond to the notice of such change or replacement within five (5) calendar days of notice, COMPANY shall be deemed to have approved such replacement or reassignment.
13.Warranty.
(a)In addition to the specific warranties, if any, set forth elsewhere in the Contract Documents, CONTRACTOR warrants that all Work to be performed and materials to be supplied shall be free from defects shall conform in all material respects to the requirements set forth in this Agreement and the applicable Contract Documents. CONTRACTOR further warrants that (i) all products supplied; (ii) all repairs, and replacements, and improvements performed by the CONTRACTOR; (iii) all materials incorporated into the Project as part of repairs, and replacements, and improvements; and (iv) repairs to, replacements of, improvements of, and retrofits of any portion of the Project pursuant to the Contract Documents shall (1) be of new manufacture, (2) free from defects in design, material and workmanship, (3) shall be in compliance with, and shall have been designed, manufactured, fabricated, and installed in accordance with, all applicable law, professional standards and industry practices; (4) will have been fully tested, if applicable; (5) shall be fit for its particular purpose; and (6) will comply with all performance requirements, tolerances, and representations contained in the Contract Documents, whether set forth on data sheets, performance curves or otherwise. COMPANY shall have the right to require CONTRACTOR to use approved manufacturers of materials for all products used on the Project.
(b)CONTRACTOR shall promptly investigate and correct at its cost and without expense to COMPANY, any Work not conforming to the applicable Contract Documents or the warranties set forth in the Agreement, when notified by COMPANY thereof. Any Work shall be considered defective or otherwise unsuitable if it does not comply with the Contract Documents or acceptable industry standards. If CONTRACTOR does not repair, replace, and/or otherwise sufficiently remedy any such portion of the Work within 48 hours after written notice by COMPANY, COMPANY may repair, replace, or and/or otherwise remedy that portion at CONTRACTOR’s expense. No payment by COMPANY to CONTRACTOR shall operate as acceptance of the Work or any portion thereof, or operate as a waiver of Company’s rights under this Agreement.
(c)CONTRACTOR warrants that it has all requisite skill, knowledge and experience necessary for the Work. CONTRACTOR warrants that the Work will be performed in a professional and competent manner in compliance with applicable law, professional standards, and industry practices by individuals who have appropriate training, experience and availability. CONTRACTOR shall remedy any Work that is not in compliance with this Agreement and the applicable Work Order in a manner acceptable to COMPANY.
14.Insurance.

(a)Coverage. Except to the extent modified by any Special Conditions, CONTRACTOR agrees, before commencing any Services, to procure and maintain, at its sole expense, policies of insurance in the coverages and minimum amounts required by the COMPANY. The insurance provisions of the Agreement are intended to assure that certain minimum standards of insurance protection are maintained by CONTRACTOR, and the specification herein of any limits or amounts shall be construed to support but not in any way to limit the liabilities and indemnity obligations of CONTRACTOR. Coverage under all insurance required to be carried by CONTRACTOR will be primary insurance and exclusive of any other existing valid and collectible insurance, and each policy will be endorsed to name COMPANY and its directors, officers, agents and employees (collectively, “Named Insureds”) as additional insureds (except Workers’ Compensation). All of such insurance coverages shall be on an “Occurrence Basis.” The COMPANY and the other Named Insureds reserve the right to make a claim against CONTRACTOR and/or CONTRACTOR’s insurers for the account of themselves or others and shall be neither precluded nor denied the right to recover because of being named as additional insured under CONTRACTOR’s policies of insurance. CONTRACTOR shall furnish to COMPANY Certificates of Insurance evidencing all requisite insurance prior to commencing Work, and if requested by COMPANY at any time, copies of the applicable insurance policies. Any claims for loss or damages which are covered by the insurance policies of CONTRACTOR (including without limitation any excess or umbrella policies) shall be made against that insurance and not against COMPANY or against any other insurance carried by COMPANY. CONTRACTOR agrees to ensure that it has procured adequate insurance coverage for each and every indemnity, defense and hold harmless provision contained herein, and CONTRACTOR hereby expressly acknowledges that it has received adequate compensation and payment of the cost therefor.
(b)CONTRACTOR agrees to procure and maintain, at its sole expense, the following policies of insurance:
(i) Workers’ Compensation Insurance in the statutory limits as required by each state in which the Work is performed, with Employer’s Liability minimum limits of $1,000,000 each accident, $1,000,000 each employee and $1,000,000 disease policy limit.
(ii) Commercial General Liability Insurance including Broad Form Property Damage, XCU and Contractual Liability with minimum limits of $5,000,000 per occurrence and $5,000,000 aggregate. The foregoing insurance may be maintained in combination with excess / umbrella coverage.
(iii) Automobile Liability (Business Auto Insurance) for all owned, hired and non-owned vehicles with minimum limits of $2,000,000 combined single limit. The foregoing insurance may be maintained in combination with excess / umbrella coverage.
(iv) Professional Liability Insurance. If the Work includes services insurable under professional liability coverages, professional liability insurance against loss, damage or injury resulting from errors and omissions by the Subcontractor and by employees, agents and representatives of the Subcontractor and of any subcontractor related to or arising out of the performance of Services by or on behalf of the Subcontractor in minimum amounts of $1,000,000.00 per occurrence.
(v) Excess/Umbrella Liability with limits of $10,000,000 per occurrence and $10,000,000 in the aggregate. This insurance shall be excess of the commercial general liability, commercial automobile liability and employer’s liability policies listed. This coverage shall follow form over the underlying primary policies. Coverage shall apply to all operations of CONTRACTOR both at and away from Project site.

(vi) Company and Contractor shall evaluate each Parties’ proposed builder’s risk policy, and shall mutually agree on which policy to use in connection with the Work. The mutually agreed to builder’s risk policy and the Party to carry the builder’s risk policy shall purchase and maintain, in a company or companies lawfully authorized to do business in the jurisdiction where the Project is located, insurance written on a builder’s risk “all-risk” or equivalent policy form in the amount of the initial estimated cost estimate, plus the value of subsequent Modifications and cost of materials supplied or installed by others, comprising the total value for the entire Project at the site on a replacement cost basis without optional deductibles If any construction that is part of the Work shall commence prior to execution of this agreement, the Company shall, prior to commencement of construction, purchase and maintain insurance as described above in an amount sufficient to cover the total value of the Work at the site on a replacement cost basis without optional deductibles. The insurance required under this Section shall include interests of the Company, Contractors, and Subcontractors in the Project. The builder’s risk insurance shall be maintained and agreed in writing by all persons and entities who are beneficiaries of the insurance, until the project is at Final Acceptance. Unless the parties agree otherwise, upon issuance of Final Acceptance, the Company shall replace the builder’s risk insurance policy with another property insurance policy written for the total value of the Project that shall remain in effect until expiration of the period for correction of the Work. If the Party procuring the builder’s risk policy, does not provide a policy described above in a timely manner (or allows such policy to be cancelled or no longer be in effect) the other Party may stop contraction progress (after written notice to the procuring Party) until a mutually agreed upon policy is in place. All cost and delay’s associated with this stoppage will be the procuring Party’s responsibility.”
If the Builders Risk insurance requires deductibles, Company and Contractor shall mutually agree upon the cost share of such deductibles (with Contractor’s share not to exceed an aggregate of $10,000), except that, to the extent (for that portion) the loss is due to the actions, inactions, fault or negligence of the Contractor, a Subcontractor, or anyone directly or indirectly employed by them or anyone for whose acts they may be liable, then Contractor shall pay, without reimbursement or contribution from the Owner, the costs not covered because of such deductibles. Provided, however, that if the parties cannot mutually agree on the cost share of the deductible or the policy coverages/limits of the Builder’s Risk policy, then Owner and Contractor shall each secure its own Builder’s Risk policy and pay its own deductible to cover their respective losses.
The Insurance required by this Section is not intended to cover machinery, tools or equipment, including but not limited to, cranes, stationary or mobile equipment, personal lifts or material lifts, or any other equipment, owned or rented by the Contractor or those for whom it is responsible, which are utilized in the performance of the Work but not incorporated into the permanent improvements. The Contractor shall, at the Contractor’s own expense, provide insurance coverage for all such owned or rented machinery, tools and/or equipment.
(c)All of CONTRACTOR’s insurance policies shall provide that coverages afforded thereunder shall not be cancelable or non-renewable, nor restrictive modifications added, until at least thirty (30) days prior written notice has been furnished to COMPANY, and COMPANY shall have the right to promptly cancel this Agreement. The certificate of insurance shall include wording of such written notice. In the event CONTRACTOR fails to maintain any of the insurances required herein, COMPANY may then purchase such coverage and charge the cost thereof to the CONTRACTOR, plus all incidental expenses and damages arising therefrom. The CONTRACTOR shall not sublet or subcontract any part of this Agreement without assuming absolute responsibility ensuring similar insurance from its approved subcontractors and suppliers relating to the Work performed by such subcontractors and suppliers.

(d)CONTRACTOR shall furnish to COMPANY current certificates of insurance evidencing proper insurance in accordance with the terms of this Agreement and shall not commence any Work unless current certificates have been furnished to and are on file and approved by COMPANY. COMPANY may withhold payment to CONTRACTOR hereunder for any Work performed prior to the date on which CONTRACTOR shall have furnished COMPANY current certificate(s) of insurance. Said policies shall waive the underwriters' rights of subrogation in favor of COMPANY, its co-lessees and joint ventures.
(e)Any failure of such insurance, or certificates evidencing such insurance, to conform to the requirements specified herein shall not result in a waiver of CONTRACTOR’s required insurance and indemnity obligations, and such obligations shall continue in full force and effect. Failure to secure the insurance coverages or failure to comply fully with any of the insurance provisions of this Agreement, or failure to secure such endorsements on the policies as may be necessary to carry out the terms and provisions of this Agreement, shall in no way act to relieve CONTRACTOR from the obligations of this Agreement, anything herein to the contrary notwithstanding. The insurance requirements hereunder are in addition to and do not replace or defeat the other obligations of this Agreement. All risks of loss to the materials delivered to the site or which are incorporated into the Project shall remain on the CONTRACTOR until Mechanical Completion and acceptance of the Work by COMPANY.
(f)Waiver of Subrogation. The COMPANY and CONTRACTOR waive all rights against (1) each other and any of their subcontractors, sub-subcontractors, agents and employees, each of the other, and (2) any design professionals, consultants of design professionals, and any of their subcontractors, sub-subcontractors, agents and employees, for damages caused by fire or other causes of loss to the extent covered by property insurance obtained pursuant to this Agreement or other property insurance applicable to the Work, except such rights as they have to proceeds of such insurance held by the COMPANY in good faith. The COMPANY and CONTRACTOR, as appropriate, shall require of the design professionals, consultants of the design professionals, subcontractors, sub-subcontractors, agents and employees of any of them, by appropriate agreements, written where legally required for validity, similar waivers each in favor of other parties enumerated herein. The policies shall provide such waivers of subrogation by endorsement or otherwise. A waiver of subrogation shall be effective as to a person or entity even though that person or entity would otherwise have a duty of indemnification, contractual or otherwise, did not pay the insurance premium directly or indirectly, and whether or not the person or entity had an insurable interest in the property damaged.
15.Intellectual Property. (a) All right, title and interest in any inventions, discoveries, processes, methods, designs, drawings, blueprints, information, software, works of authorship and know-how, or the like, whether or not patentable or copyrightable, which CONTRACTOR conceives, develops, or begins to develop, either alone or in conjunction with COMPANY or others, with respect to the Work (collectively, "Developed Intellectual Property"), shall be "work made for hire" and the sole and exclusive property of COMPANY; and to the extent any Developed Intellectual Property is not considered a work made for hire, CONTRACTOR hereby assigns to COMPANY all right, title and interest in the Developed Intellectual Property. If the Developed Intellectual Property includes previously developed items, CONTRACTOR hereby grants COMPANY an unrestricted, royalty-free, perpetual, irrevocable license to make, have made, use, market, import, distribute, copy, modify, prepare derivative works, perform, display, disclose, sublicense and otherwise exploit such previously developed items. CONTRACTOR hereby irrevocably waives (and to the extent necessary, has caused its employees, contractors and others to waive) all rights under all laws (of the United States and all other countries) now existing or hereafter permitted, with respect to any and all purposes for which the Developed Intellectual Property may be used, including without limitation: (a) all rights under the United States Copyright Act, or any other country’s copyright law, including but not limited to, any rights provided in 17 U.S.C. §§ 106 and 106A; (b) any rights of attribution and integrity or any other “moral rights of authors” existing under statutory, common or any other law. COMPANY shall have exclusive ownership, title and all rights, whether or not specifically recognized or perfected under the applicable Law of any applicable jurisdiction, in or to all Intellectual Property of COMPANY. Nothing in any Work Order Documents or the Agreement sells, assigns, leases, licenses, transfers, conveys or otherwise disposes of to CONTRACTOR any right, title or interest in or to any intellectual property of COMPANY. CONTRACTOR shall defend, indemnify and save harmless COMPANY from liability of any nature or kind, including attorney's fees, and any other costs and expenses for or on account of infringement or misappropriation or claimed infringement or misappropriation of any patent, trade secret or other intellectual property rights, by the Work or any Product or any article, material or equipment incorporated into the Work or any Product, or occasioned by the use of the Work or Products by COMPANY or another. CONTRACTOR represents that there are no royalty payments payable to any owner or licensor for any patent, trade secret, trademark or copyright. In addition to CONTRACTOR’s indemnification obligation stated above, CONTRACTOR shall be solely responsible for the payment of any royalty or fee, including continuing royalties, arising from the Work. COMPANY shall have, and CONTRACTOR hereby grants to COMPANY under any patent, trade secret or other intellectual rights owned or licensing of which is controlled by CONTRACTER, the right to use such WORK. CONTRACTOR shall keep all Developed Intellectual Property confidential and shall not disclose such information to any third parties pursuant to the provisions in Section 26 of this Agreement.
16.Indemnification.
(a)Scope. To the fullest extent allowed by applicable law, CONTRACTOR shall, at its own cost, defend, indemnify and save harmless COMPANY, its affiliates, agents, and invitees and the members, officers, managers, directors, employees, and consultants of each (the “Indemnitees”) from and against any and all liability, damages, losses, claims, demands, actions, causes of action, costs and expenses (including fines, penalties, court costs, and fees and expenses of counsel), resulting from, arising under, or related to: (i) the death or injury to any person or damage or destruction to any property arising out of, resulting from or with respect to the alleged negligence, willful misconduct, or reckless, intentional, or otherwise tortious act or omission, including strict liability, of the CONTRACTOR, any subcontractor, or anyone directly employed or supervised by any of the foregoing, during or in preparation of the Work; (ii) any workers’ compensation, disability, or similar benefit law; (iii) the alleged violation of any law or requirement of any governmental authority (included any fines or penalties) by CONTRACTOR or other Persons for which CONTRACTOR is responsible; (iv) a Hazardous Substance introduced, released, or spilled in, to, under, or from the Project Site after the commencement of Work by CONTRACTOR or anyone for whom CONTRACTOR is responsible, (v) the disruption, release or exacerbation of any Pre-Existing Hazardous Substance or the rendering of the removal or remediation of pre-existing Hazardous Substance more costly, by CONTRACTOR or anyone for whom CONTRACTOR is responsible; or (vi) any material misrepresentations made by or fraud by CONTRACTOR or anyone for whom CONTRACTOR is responsible. Such defense and indemnity obligations by CONTRACTOR shall be in full force and effect with respect to any claims whereby any Indemnitees are partially at fault, or alleged to be at fault, and CONTRACTOR shall promptly assume COMPANY’s defense and indemnity upon COMPANY’s written tender. CONTRACTOR agrees to ensure that it has procured insurance coverage consistent with the coverage requirements in this Agreement for each and every indemnity, defense and hold harmless provision contained herein, and CONTRACTOR hereby expressly acknowledges that it has received, or shall receive, adequate compensation and payment of the cost therefor in accordance with La. R.S. 9:2780.1(I).
17.Statutory Employer. CONTRACTOR recognizes and agrees that a statutory employer relationship as envisioned by La. R.S. 23:1061(A), as amended by Act 315 of 1997, exists between the CONTRACTOR and COMPANY with respect to the Work to be provided by CONTRACTOR for COMPANY, as to CONTRACTOR’s direct employees and its statutory employees; and that the Work to be performed are an integral part of, or essential to, the ability of COMPANY to generate its own goods, products and/or services for purposes of La. R.S. 23:1061(A)(1), as amended by Act 315 of 1997. Irrespective of COMPANY’s status as the statutory employer or special employer (as defined in La. R.S. 23:1031(C)) of CONTRACTOR’s employees, CONTRACTOR shall remain primarily responsible for the payment of Louisiana Worker’s

Compensation benefits to its employees and shall not be entitled to seek contribution for such payments from COMPANY. COMPANY shall only be deemed as having a statutory employer relationship with CONTRACTOR for purposes of La. R.S. 23:1061(A), and for no other purpose.
18.Suspension of Work. In addition to its rights herein, COMPANY may at any time suspend the Work or any portion thereof upon giving notice of suspension to CONTRACTOR. CONTRACTOR shall strictly comply with such notice and shall minimize the cost of such suspension, and shall not resume the Work until directed by COMPANY. In the event of any suspension by COMPANY under this Section not involving the fault of CONTRACTOR, CONTRACTOR shall be compensated for the reasonable and actual out-of-pocket costs of such suspension including any profit, overhead, and fees.
19.Termination.
(a)Termination for Cause. COMPANY may terminate the Agreement and all or any part of any Work hereunder at any time by giving written notice of termination to the other Party if: (i) CONTRACTOR filed for relief under the United States Bankruptcy Code or has suffered the filing of an involuntary petition under the Bankruptcy Code that is not dismissed within sixty (60) days after filing; (ii) a receiver is appointed to take possession of all or substantially all of the property of the CONTRACTOR’s material to the Work; or (iii) CONTRACTOR has suffered an assignment for the benefit of creditors. COMPANY may also terminate this Agreement and/or any Work Order Document, after sending five (5) days written notice to CONTRACTOR, in the event of any of the following default events by CONTRACTOR, which CONTRACTOR fails to (x) provide a plan (approved by COMPANY) to cure within the 5-day period and (y) after approval of corrective plan, CONTRACTOR commences such corrective plan as soon as practicable and pursues implementation of such corrective plan with due diligence until completed:
(i) failure to supply labor, materials, equipment, supervision or other things required of it in sufficient quantities and of required quality to perform the Work with skill, conformity, promptness, and diligence reasonably required hereunder by COMPANY (and/or any of COMPANY’s representatives, engineers, employees, etc.);
(ii) causing interference, stoppage or delay to any work or any activity necessary to complete the project with respect to which COMPANY engaged CONTRACTOR;
(iii) failure to timely pay employees, subcontractors, laborers, material suppliers, vendors or others to whom CONTRACTOR assumed such timely payment obligations regarding the Work under any Work Order Document and/or this Agreement;
(iv) failure to perform the Work in accordance with the plans, specifications and drawings or other terms and conditions; or
(v) failure in the performance or observance of any of the covenants, conditions, or other terms of this Agreement.
(b)The Parties acknowledge that COMPANY has a “ZERO TOLERANCE” policy with respect to activities and conduct that may endanger life and/or health and safety. The parties further agree to act with reasonable discretion relative to such issues and as circumstances may warrant on a case by case basis. Nothing contained in this Section shall affect COMPANY’s right to immediately terminate CONTRACTOR in the event of any breach of CONTRACTOR’s obligations to maintain a safe work environment.
(c)Notwithstanding anything to the contrary, in the event of a termination for cause, the Parties agree that COMPANY shall be entitled to recover and/or withhold from payment to CONTRACTOR an amount reasonably anticipated to compensate COMPANY for any and all damages, losses, costs and expenses incurred by COMPANY arising out of or resulting from such termination, including attorneys fees and any and all damages incurred by the COMPANY due to delay.
(d)In the event of such termination, the COMPANY may take over any of the CONTRACTOR’s outstanding subcontracts and purchase orders and may take possession of all tools, equipment, scaffolding, materials and supplies of the CONTRACTOR which are on the project site, in transit to, or specially manufactured for said Work for use in the completion of the Work under the Contract Documents.
(e)Termination for Convenience. COMPANY may terminate the Agreement and all or any part of the Work for convenience at any time in its sole discretion upon written notice to CONTRACTOR. Upon such termination, CONTRACTOR shall discontinue the Work, as applicable, and the incurring of any additional expenses relating to any portion of the Work, except as may be directed by COMPANY in such termination notice. In such event, COMPANY shall pay to CONTRACTOR and CONTRACTOR shall accept in fully payment, without duplication of any item or element, subject to limitation of liability herein, the amount due and owing through the date of such termination for convenience for work completed and materials purchased. In addition, COMPANY shall pay to CONTRACTOR those actual documented costs and expenses, on a “Cost plus fee” basis, associated with demobilization due to such termination for convenience.
20.Survival. The obligations of each Party under Sections 8-9, 13, and 15--28 of this Agreement shall remain in effect after termination of the Agreement.
21.Dispute Resolution
(a)Any and all controversies, disputes or differences between the parties concerning the Work or this Agreement (a “Dispute”), if not amicably settled by the parties within 30 days following written notice of Dispute, shall be referred to senior management of the parties for resolution. If the dispute has not been resolved within 45 days following referral to senior management, or such longer period as the parties may mutually agree in writing, then either Party may initiate the dispute resolution process under this Section. During the pendency of any disputes, CONTRACTOR shall continue with the execution of the Work and shall not be excused from performance under any circumstances because of the existence of a dispute.
(b)The Parties shall endeavor to resolve such Dispute by voluntary mediation which, unless the COMPANY objects to mediation by giving notice to the CONTRACTOR prior to commencement of the mediation, shall be a condition precedent to litigation or arbitration. Unless the Parties mutually agree otherwise, mediation shall be in accordance with the then-current Construction Industry Mediation Procedures of the American Arbitration Association. Requests for mediation shall be submitted in writing with the other Party and with the American Arbitration Association.
(c)If the Dispute is not resolved in mediation, the CONTRACTOR will bring any legal action or proceeding arising out of or relating to this Agreement in the federal or state courts of competent jurisdiction exclusively located in Shreveport, Louisiana. CONTRACTOR consents to the exclusive jurisdiction of such courts for the purpose of all legal actions and proceedings arising out of or relating to this Agreement. Each party waives, to the fullest extent permitted by law, any objection that it may now or later have to venue as provided herein and any claim that any action or proceeding brought in any such court has been brought in an inconvenient forum. CONTRACTOR, TO THE EXTENT PERMITTED BY APPLICABLE LAW, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR OTHER LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS CONTRACT. THIS WAIVER APPLIES TO ANY ACTION OR LEGAL OR EQUITABLE PROCEEDING, WHETHER IN CONTRACT, TORT OR OTHERWISE.

(d)The prevailing party in any lawsuit or other legal proceeding brought to enforce the terms of this Agreement shall be entitled to recover its reasonable and necessary attorney fees from the non-prevailing party, as determined by the trier of fact.
22.Limitation Of Liability. UNDER NO CIRCUMSTANCES WILL COMPANY BE LIABLE FOR ANY CONSEQUENTIAL, INDIRECT, SPECIAL, PUNITIVE, OR INCIDENTAL DAMAGES OR LOST PROFITS, WHETHER FORESEEABLE OR UNFORESEEABLE, BASED ON CLAIMS OF CONTRACTOR OR ANY OTHER PERSON (INCLUDING CLAIMS FOR LOSS OF GOODWILL, USE OF MONEY OR USE OF THE GOODS DELIVERED UNDER A WORK ORDER, INTERRUPTION IN USE, STOPPAGE OF OTHER WORK OR IMPAIRMENT OF OTHER ASSETS), ARISING OUT OF BREACH OF EXPRESS OR IMPLIED WARRANTY OR REMEDY, BREACH OF CONTRACT, MISREPRESENTATION, NEGLIGENCE, STRICT LIABILITY IN TORT OR OTHERWISE, REGARDLESS OF WHETHER A LIMITED REMEDY IS DEEMED TO FAIL ITS ESSENTIAL PURPOSE. IN NO EVENT WILL THE AGGREGATE LIABILITY WHICH COMPANY MAY INCUR IN ANY ACTION OR PROCEEDING EXCEED THE ORIGINAL ESTIMATED CONTRACT PRICE, INCLUDING ANY INCREASES TO SUCH PRICE THAT MAY BE SUBSEQUENTLY AGREED. SUCH WAIVER OF CONSEQUENTIAL DAMAGES SHALL INCLUDE ANY ALLEGED DAMAGES FOR DELAY, ACCELERATION, LOST PRODUCTIVITY AND/OR ANY OTHER ALLEGED IMPACTS TO THE SCHEDULE OR THE WORK.
(a)NOTWITHSTANDING THE FOREGOING PROVISION OR ANY OTHER PROVISION OF THIS AGREEMENT, CONTRACTOR SHALL BE LIABLE TO COMPANY FOR ANY AND ALL LIQUIDATED DAMAGES FOR DELAYS CAUSED BY CONTRACTOR OR THOSE FOR WHOM IT IS RESPONSIBLE PURSUANT TO THE TERMS HEREIN.
23.Independent Contractor. CONTRACTOR is an independent contractor and neither CONTRACTOR nor CONTRACTOR’s principals, partners, employees, or subcontractors are servants, agents or employees of COMPANY. Neither Party may bind the other Party or act in a matter which expresses or implies a relationship other than that of independent contractor.
24.Notices. Any notice provided or permitted to be given under this Agreement shall be in writing. Notice shall be deemed to have been duly served if delivered in person to the individual, to a member of the firm or entity, or to an officer of the corporation for which it was intended; or if delivered at, or sent by registered or certified mail or by courier service providing proof of delivery to, the last business address known to the party giving notice. Alternatively, notice may be given via electronic mail to the email address designated below in this Section, provided a return receipt is requested and there exists proof of delivery and receipt.
If to COMPANY: ADA Carbon Solutions (Red River), LLC
Attn: Chief Operating Officer
8051 E. Maplewood, Suite 210
Greenwood Village, CO 80111
________________________________
Email: [***]

With Copy to:
Advanced Emissions Solutions
Attn: General Counsel
8051 E. Maplewood, Suite 210
Greenwood Village, CO 80111
________________________________
Email: [***]

If to CONTRACTOR: The Wieland-Davco Corporation
Attn: [***]
528 Commerce St
Unit 101
Shreveport, LA 71101
Email: [***]

25.Non-waiver. Failure by COMPANY at any time, or from time to time, to enforce any of the terms or conditions of the Agreement or any Contract Document shall not constitute a waiver of such terms or conditions and shall not affect or impair such terms or conditions in any way, or the right of COMPANY at any time to avail itself of such remedies as it may have for any breach of such terms or conditions by CONTRACTOR. The rights and remedies of the Parties shall be cumulative and in addition to any other rights available to them at law or in equity. No right asserted or action taken by the COMPANY pursuant to this Agreement shall constitute a waiver of any of the CONTRACTOR’s obligations under this Agreement or any of the Contract Documents, be construed as an approval or acceptance of the Work, or relieve CONTRACTOR from responsibility under this Agreement or for the Work.
26.Confidentiality. CONTRACTOR shall ensure that all data and information supplied to or learned by CONTRACTOR or its agents, employees or subcontractors in connection with the performance of the Work is kept in strict confidence and shall not use any such information for any purpose other than performance of the applicable Work. Such information shall not be disclosed to anyone outside the organizations of COMPANY or CONTRACTOR, except to persons authorized by COMPANY or as required by law, provided that CONTRACTOR provides COMPANY with prior written notice so that COMPANY has reasonable time to obtain a protective order, nor to any officer or employee of CONTRACTOR other than officers or employees directly engaged in the rendition of the Work for whom access to the information is necessary. CONTRACTOR may disclose such information to its subcontractors on a need-to-know basis provided that each such subcontractor has executed a Non-Disclosure Agreement in a form acceptable to COMPANY.
27.Governing Law. The Agreement and the Contract Documents and the rights and obligations of the Parties hereunder and thereunder shall be construed in accordance with and governed by the laws of the State of Louisiana.
28.No Third Party Beneficiaries. There are no third party beneficiaries to this Agreement, and CONTRACTOR shall indemnify, defend and hold harmless the COMPANY from and against any claims made by any third-parties relating to this Agreement and/or the Work, including but not limited to, any claims alleging any type of economic injury.
29.Immigration. CONTRACTOR shall comply with all requirements applicable to verification of employment eligibility and immigration status of all persons involved in the Work and shall independently verify that all such persons are legally authorized for employment in the place of the Project.
30.Amendment. The Agreement may only be amended by a signed writing executed by an authorized representative of each Party. CONTRACTOR agrees that there is no apparent authority vested in any other employee of the COMPANY other than the COMPANY’s designated representative, unless expressly authorized by the designated representative of the COMPANY in writing. Change Orders may be amended as described herein.
31.Equal Employment Opportunity. CONTRACTOR shall not discriminate against any employee or applicant for employment because of race, creed, color, sex or national origin. CONTRACTOR shall take affirmative action to ensure that applicants are employed and that employees are treated equally during employment, without regard to their race, creed, color, sex, or national origin. Such action shall include, but not be limited to the following: employment, upgrading, demotion or transfer, recruitment or recruitment advertising; layoff or termination, rates of pay or other forms of compensation; and selection for training, including apprenticeship. CONTRACTOR agrees to post in conspicuous places, available to employees and applicants for employment, notices to be provided by the responsible agency contracting officer setting forth the provisions of this nondiscrimination clause.
(a)CONTRACTOR shall, in all solicitations or advertisements for employees placed on behalf of CONTRACTOR state that all qualified applicants shall receive consideration for employment without regard to race, creed, color, sex or national origin.
(b)Unless exempted by rules, regulations or orders of the Secretary of Labor issued pursuant to Section 204 of Executive Order 11246 of September 24, 1965, CONTRACTOR shall send to each labor union or representative of workers with which he has a collective bargaining agreement or other contract or understanding, a notice to be provided by the responsible agency contracting officer, advising the labor union or workers' representative of CONTRACTOR’S commitments under Section 202 of Executive Order 11246 of September 24, 1965 and shall post copies of the notice in conspicuous places available to employees and applicants for employment.
(c)Unless exempted, CONTRACTOR shall comply with all provisions of Executive Order 11246 of September 24, 1965 and of the rules, regulations and relevant order of the Secretary of Labor.
(d)Unless exempted, CONTRACTOR shall furnish all information and reports required by Executive Order 11246 of September 24, 1965 and by the rules, regulations and orders of the Secretary of Labor, or pursuant thereto, and will permit access to his books, records and accounts by the contracting agency and the Secretary of Labor for purposes of investigation to ascertain compliance with such rules, regulations and orders.

(e)In the event of CONTRACTOR’s noncompliance with the nondiscrimination clause of this Agreement or with any of such rules, regulations or orders, this Agreement may be canceled, terminated, or suspended in whole or part and the CONTRACTOR may be declared ineligible for further government contracts in accordance with procedures authorized in Executive Order 11246 of September 24, 1965 and such other sanctions may be imposed and remedies invoked as provided in Executive Order 11246 of September 24, 1965 or by rule, regulation or order of the Secretary of Labor, or as othe1wise provided by law.
(f)CONTRACTOR shall include the provisions of these Sections (A) through (G) in every subcontract or purchase order unless exempted by rules, regulations or orders of the Secretary of Labor issued pursuant to Section 204 of Executive Order 11246 of September 24, 1965 so that such provisions shall be binding upon each subcontractor or vendor. CONTRACTOR shall take such action with respect to any subcontract or purchase order as the responsible contracting agency may direct as a means of enforcing such provisions including sanctions for noncompliance; provided, however, that in the event CONTRACTOR becomes involved in, or is threatened with, litigation with a subcontractor or vendor as a result of such direction by the responsible contracting agency, CONTRACTOR may request the United States to enter into such litigation to protect the interest of the United States.
(g)CONTRACTOR shall comply with all valid and enforceable regulations, orders and directives issued by a federal or state regulatory agency concerning fair employment practices including, but not by way of limitation, the regulations, standards and decrees issued by the Department of Labor, the National Labor Relations Board, the United States Civil Service Commission, the Equal Employment Opportunity Commission, the Department of Health, Education and Welfare, and state regulatory authorities having jurisdiction.
32.Severability. Any provision or portion of the Contract Documents that is held to be void or unenforceable under the applicable law shall be deemed stricken, and all remaining provisions shall continue to be valid and binding upon the Parties.
33.Entire Agreement. The Agreement and the Contract Documents contain the entire agreement and understanding between the Parties with respect to the subject matter hereof and thereof, and all prior and contemporaneous negotiations, understandings and agreements between the Parties on the matters contained herein and therein are expressly merged into and superseded by the Contract Documents. In no event shall any bids, proposals, estimates, or other prior writings or submittals by CONTRACTOR form any part of the Contract Documents, unless expressly agreed in writing by COMPANY.
34.Joint Drafting. The Parties have jointly participated in the drafting of this Agreement, and the provisions of this Agreement are to be construed fairly and reasonably, and not strictly for or against either Party. The Parties hereby waive any argument to the contrary or that this Agreement should be construed against one party over another.
35.Counterparts and Electronic Signatures. The Agreement and other Contract Documents may be executed in any number of counterparts and all such counterparts shall constitute one contract binding on all the Parties. The Agreement and each other Contract Document may be executed via facsimile or other electronic means and all such signatures shall be treated as original signatures and deemed valid, binding and enforceable by and against both Parties.
36.COMPLIANCE WITH COMPANY POLICIES. CONTRACTOR will comply with reasonable policies, practices, and procedures of Company as applicable to the Work and as disclosed to CONTRACTOR from time to time, including (without limitation) policies, practices, and procedures relating to related party transactions, facility access and work rules, safety, security, ethics, confidentiality,

Information Technology, and data security (collectively, “Relevant Policies”). Upon request, CONTRACTOR will demonstrate to Company its compliance with the Relevant Policies.
37.DATA PROTECTION. Compliance with all applicable data protection laws is of the utmost importance to the Company; including but not limited to compliance with the European General Data Protection Regulation of April 27, 2016 (Regulation (EU) 2016/679) (the “GDPR”), the Colorado Privacy Act (“CPA”) and Protections for Consumer Data Privacy law (HB 18-1128). CONTRACTOR represents and warrants that CONTRACTOR Group will comply with all applicable international, federal, state, provincial and local privacy and data protection laws, regulations, and directives in the maintenance, disclosure, use and disposal of all Personal Information received by or disclosed to CONTRACTOR. As used herein “Personal Information” means information that relates to an individual person and identifies or can be used to identify, locate, or contact that individual alone or when combined with other personal or identifying information that is or can be associated with that specific individual. CONTRACTOR agrees to defend, indemnify and hold Company harmless from any and all Claims arising (directly or indirectly) from or related to CONTRACTOR’s non-compliance or breach of this Section or any applicable data protection law.
38.NO ADVERTISING BY CONTRACTOR. CONTRACTOR shall in no way advertise, attract publicity for, use for marketing purposes, or otherwise promote its engagement by COMPANY on this Project without the express written consent of COMPANY, whose consent may be granted or denied in its sole discretion.
EXPORT REGULATION COVENANT. CONTRACTOR shall not violate nor cause Company Group to be in violation of any Export Control Law. CONTRACTOR acknowledges that certain products, documentation, deliverables and technical data under this Agreement (collectively "Regulated Goods") may be subject to Export Control Laws. CONTRACTOR shall be responsible for complying with all applicable Export Control Laws and obtaining any required licenses to export, re-export or import any Regulated Goods. Without limiting the generality of this Section CONTRACTOR shall not, and shall not permit any other Person, to, directly or indirectly, export, re-export, or release any Regulated Goods to any jurisdiction or country to which, or any party to whom, the export, re-export or release of any Regulated Goods is prohibited by applicable federal or foreign law. CONTRACTOR shall be responsible for any breach of this Section by its successors' and permitted assigns', any member of CONTRACTOR Group, and its distributors, resellers, or CONTRACTORs that are not a member of CONTRACTOR Group.
39.ANTI-CORRUPTION LAW AND EXPORT CONTROL LAW COVENANT, REPRESENTATIONS AND WARRANTIES
In addition to other representations, warranties and covenants made herein, CONTRACTOR does hereby represent, warrant and covenant that:
(a)CONTRACTOR shall, and will cause each member of CONTRACTOR Group and any other Person acting on its behalf, to comply with all applicable Anti- Corruption Laws and Export Control Laws. CONTRACTOR at no time shall (i) violate, attempt to violate, or engage in or conspire to engage in any transaction that evades or avoids (or attempts to evade or avoid) any Anti-Corruption Law or conduct any business with or for the benefit of any Restricted Person or engage in making or receiving any contribution of funds, goods or services to, from or for the benefit of any Restricted Person, to the extent such activities would result in a violation of the Anti-Corruption Laws or (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked, frozen or subject to blocking or asset freeze pursuant to any Anti-Corruption Law.
(b)Neither CONTRACTOR nor any member of CONTRACTOR Group has ever violated, or caused any other Person to be in violation of, any Anti-Corruption Law or Export Control Law.

CONTRACTOR Group shall not knowingly engage in, authorize, or facilitate transactions that involve the proceeds of illegal activity or are in furtherance of or otherwise relate to illegal activity; or engage in, authorize, or facilitate business with third parties known or suspected to have an illegal source of funds.
(c) Neither CONTRACTOR nor any member of CONTRACTOR Group has been or is the subject of any allegations, claims, investigation, inquiry, indictments, prosecutions, charges, convictions or enforcement proceedings regarding any offence or alleged offence related to or involving bribery, corruption, money laundering, fraud, obstruction of justice, racketeering, breach of trade control regulations or any other legal or ethical violation.
(d)No owner, shareholder (direct or beneficial) or any member of CONTRACTOR Group or other individual with any direct or indirect beneficial interest in CONTRACTOR, or CONTRACTOR’s Affiliates or payments made to CONTRACTOR under this Agreement, or any immediate family relation of any such person (collectively “Interested Person”) is a Government Official or Government Entity (as the terms are defined in the FCPA, and which definitions are hereby incorporated by reference) or has an active political role in the countries where the Agreement will be performed.
(e)Neither CONTRACTOR nor any Interested Person has been or is a Restricted Person , CONTRACTOR shall notify Company immediately if during the term of this Agreement it learns that (i) any Interested Person becomes a Restricted Person; or (ii) any Restricted Person acquires a legal or beneficial interest in CONTRACTOR, CONTRACTOR’s Affiliates or the payments to be received by CONTRACTOR under this Agreement.
(f)CONTRACTOR shall immediately notify Company in writing, if CONTRACTOR has information or suspects that there may be a violation of any Anti‐Corruption Law or Export Control Law, in connection with the performance of this Agreement or the Work, or if there has been a change in circumstances rendering the warranties and representations made by CONTRACTOR in this section 39 no longer true or accurate. Failure by CONTRACTOR to inform the Company promptly of changes in any such provision shall constitute a material breach of this Agreement by CONTRACTOR entitling the Company to terminate this Agreement immediately upon written notice.
(g) Notwithstanding any other provision of this Agreement, the Company’s obligation to pay CONTRACTOR the compensation specified herein shall be expressly subject to and contingent upon such payments not being prohibited by the laws, rules, regulations, and express public policies of the United States or the territory in which the CONTRACTOR is working, as currently existing or as may hereafter be enacted, including any Anti-Corruption Laws or Export Control Laws. CONTRACTOR understands and acknowledges that, notwithstanding any other provision contained herein, the Company shall be not obligated to reimburse any expense incurred or pay for any Work performed by CONTRACTOR or any of member of CONTRACTOR Group if, in the Company’s reasonable opinion, (i) CONTRACTOR has failed to provide adequate documentation or information regarding an expense or Work payment; or (ii) an expense reimbursement or payment would be in violation of, or cause the Company to be in violation of, any Anti-corruption Law, Export Control Law, or any other applicable law.
(h)Notwithstanding anything to the contrary contained in this Agreement, the Company may also suspend payments, or performance or terminate this Agreement at any time without notice and without liability if CONTRACTOR, or any member of CONTRACTOR Group violates any representation, warranty or covenant in this Agreement relating to compliance with Anti‐Corruption Laws or Export Control Laws, or if the Company has a reasonable good faith belief that such a violation has occurred.
(i)CONTRACTOR shall reasonably cooperate with the Company in regard to any matter, dispute or controversy related to this Agreement generally and compliance with Anti‐Corruption Laws and

Export Control Laws specifically which the Company may become involved and of which the CONTRACTOR may have knowledge. Such obligation shall continue after the expiration or termination of this Agreement to the extent permissible under applicable law.
(j) If the Company approves the employment or utilization of any subcontractor in connection with CONTRACTOR’s performance of Work under this Agreement, CONTRACTOR shall incorporate the obligations of this Agreement with respect to Anti‐Corruption Laws and Export Control Laws, including, but not limited to, the foregoing representations and warranties, into its respective subcontracts, agreements and purchase orders with such subcontractor (the “Subcontract”). A copy of any Subcontract shall be submitted to the Company upon request.
(k)The Company shall not be liable for any Claims arising from, or related to, the unlawful activity, or Claims alleging unlawful activity, of CONTRACTOR Group, regardless of the nature or location of such activity. CONTRACTOR Group shall indemnify, defend and hold harmless the Company Group against any Claims or alleged Claims, incurred in relation to any breach of this Anti-Corruption Clause or as a result of any violation of any Anti‐Corruption Law or Export Control Law by CONTRACTOR or any member of CONTRACTOR Group related to the Work or this Agreement.
40.Additional Definitions. In addition to the definitions set forth above, the following terms are defined as follows:
(a)"Anti-Corruption Laws" means collectively the United States Foreign Corrupt Practices Act of 1977 (“FCPA”) and any applicable foreign or domestic anti-bribery and anti-corruption laws and regulations, as amended from time to time, including the (i) United Kingdom Bribery Act of 2010 and the United Kingdom Proceeds of Crime Act 2022; (ii) any laws intended to implement the Organization for Economic Co-operation and Development Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, (iii) Anti-Money Laundering Laws; (iv) Anti-Terrorism Laws, and (v) all other applicable laws, regulations, orders, judicial decisions, conventions and international financial institution rules regarding domestic or international corruption, bribery, ethical business conduct, political contributions, gifts and gratuities, or lawful expenses to public officials and private persons, agency relationships, commissions, lobbying, books and records, and financial controls as any of the foregoing laws have been, or shall hereafter be, amended, renewed, extended, or replaced.
(b)“Anti-Money Laundering Laws” means all applicable domestic and foreign laws and regulations that prohibit Money Laundering, as the term is defined in the applicable jurisdiction. including, without limitation, (a) the Money Laundering Control Act of 1986 (i.e., 18 U.S.C. §§ 1956 and 1957), (b) the Bank Secrecy Act of 1970 (31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and1951-1959), and the implementing regulations promulgated thereunder, the UK Money Laundering, Terrorist Financing and Transfer of Funds (Information on the Payer) Regulations 2017. While money laundering laws vary by country, most of these laws prohibit engaging in or facilitating a financial transaction with knowledge or reason to know that the funds are proceeds of illegal activity, and can include fiscal violations such as tax evasion, violation of currency controls, custom laws, sanctions, and use of offshore legal structures with opaque ownership.
(c)“Anti-Terrorism Laws” means any domestic or foreign law prohibiting or directed against terrorist activities or the financing or support of terrorist activities including but not limited to 18 U.S.C. §§ 2339A and 2339B.
(d)“CONTRACTOR Group” means CONTRACTOR and/or its Affiliates and each of their respective owners, shareholders, employees, officers, directors, managers, representatives, agents, and subcontractors (but excludes any member of Company Group).

(e)“Export Control Laws” mean all United States’ or other applicable country’s laws and regulations relating to the export or reexport of commodities, technologies, or services, including, but not limited to, the Export Administration Act of 1979, 24 U.S.C. §§ 2401‐2420, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701‐1706, the Trading with the Enemy Act, 50 U.S.C. §§ 1 et. seq.; the Arms Export Control Act, 22 U.S.C. §§ 2778, 2779; the International Traffic in Arms Regulations (ITAR), 22 C.F.R. 120 et. seq.; and the International Boycott Provisions of Section 999 of the U.S. Internal Revenue Code of 1986.
(f)“Restricted Person” means any Person that: (a) is identified on any list of restricted Persons maintained under any of the Anti-Corruption Laws; (b) resides in, is organized under the laws of or chartered in a country, region or territory that is the target of comprehensive, territory wide sanctions under any Sanctions Law; or (c) is owned or controlled by or acting for or on behalf of, any Person described in clauses (a) or (b) above.
(g)“Sanction Laws” means any of the sanctions programs and related requirements of law administered by (a) the U.S. government, including those administered by the Treasury Department’s Office of Foreign Assets Control or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or His Majesty’s Treasury of the United Kingdom, in each case, as renewed, extended, amended, or replaced

ADA Carbon Solutions (Red River), LLC		The Wieland-Davco Corporation

By:	/s/ Deke Williamson	By:	/s/ Ryan Roberts
Title:	Chief Operating Officer	Title:	VP/Partner
Date:	1/19/2024	Date:	1/19/2024